SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2007

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11860	04-3144936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1370 Dell Ave., Campbell, CA		95008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 866-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events

On May 16, 2007, Brett Moyer, President and Chief Executive Officer of Focus Enhancements Inc. (“Focus”), adopted a pre-arranged stock trading plan (“Plan”). The Plan provides for sales of specified share amounts at specified market prices, subject to certain limitations. The Plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all transactions pursuant to the terms of the Plan will be disclosed in filings with the Securities and Exchange Commission in compliance with the rules and regulations under the Exchange Act.  Mr. Moyer will not have control over the timing of stock sales under his respective Plan, and there can be no assurance that any or all of the shares covered by the respective Plan will actually be sold.

Sales pursuant to Mr. Moyer’s Plan may begin July 16, 2007 and will terminate on August 6, 2007, unless otherwise terminated earlier in accordance with the terms of his Plan.

Under Mr. Moyer’s Plan, up to 350,000 shares of Focus common stock may be sold, pursuant to a stock option granted to Mr. Moyer on August 6, 2002 and which is set to expire on August 6, 2007. As of May 16, 2007, Mr. Moyer beneficially owned 156,860 shares of Focus’ common stock and, options to purchase 987,555 shares of Focus’ common stock.

Focus does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date: May 22, 2007	By:	/s/ Gary Williams
	Name:	Gary Williams
	Title:	EVP of Finance and CFO